                                LAMONTS APPAREL, INC.
                                1998 STOCK OPTION PLAN

                                 LAMONTS APPAREL, INC.
                                1998 STOCK OPTION PLAN

SECTION                                                                   PAGE
-------                                                                   ----

1.  Purpose; Grants of Options; Construction . . . . . . . . . . . . . . . . 1

2.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

3.  Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

4.  Eligibility. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

5.  Stock Subject to the Plan. . . . . . . . . . . . . . . . . . . . . . . . 8

6.  Specific Terms of Options. . . . . . . . . . . . . . . . . . . . . . . . 9

7.  Change in Control Provisions . . . . . . . . . . . . . . . . . . . . . .11

8.  Loan Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

9.  General Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . .11

                                LAMONTS APPAREL, INC.
                                1998 STOCK OPTION PLAN

         1.   PURPOSE; TYPES OF OPTIONS; CONSTRUCTION.

         The 1998 Stock Option Plan (the "Plan") of Lamonts Apparel, Inc. (the "Company") is adopted pursuant to the "Debtor's Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code" (the "Reorganization Plan") which was filed by the Company and confirmed by order of the United States Bankruptcy Court for the Western District of Washington at Seattle on ________, 1998, and shall be effective as of the "Effective Date" as defined in the Reorganization Plan. The purpose of the Plan is to afford an incentive to selected employees, consultants and directors of the Company, or any Subsidiary or Affiliate which now exists or hereafter is organized or acquired, to acquire a proprietary interest in the Company, to continue as employees or consultants, as the case may be, to increase their efforts on behalf of the Company and to promote the success of the Company's business. Pursuant to Section 6 of the Plan, nonqualified stock options may be granted under the Plan. The Plan also provides the authority to make loans to purchase Stock Option shares. The Plan is designed to comply with the requirements of Regulation G (12 C.F.R. Section
207) regarding the purchase of shares on margin and the conditions for exemption from short-swing profit recovery rules under Rule 16b-3 of the Exchange Act, and shall be interpreted in a manner consistent with the requirements thereof.

         2.   DEFINITIONS.

         For purposes of the Plan, the following terms shall be defined as set forth below:

              (a) "Affiliate" means any entity if, at the time of granting of an Option or a Loan, (i) the Company, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of the Company.

              (b) "Aggregate Equity Trading Value" shall have the meaning set forth in the Warrant Agreement.

              (c) "Beneficiary" means the person, persons, trust or trusts which have been designated by an Optionee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

              (d) "Board" means the Board of Directors of the Company.

              (e) "Change in Control" means a change in control of the Company which will be deemed to have occurred if:

                   (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock or (D) as a result of the exercise of warrants issued under the Warrant Agreement), becomes after the Effective Date the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities;

                   (ii) during any period of two consecutive years individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of Section 2(e)) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                   (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquired 50% or more of the combined voting power of the Company's then outstanding securities; or

                   (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

              (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

              (g) "Committee" means the Board or the committee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Rule 16b-3.

              (h) "Company" means Lamonts Apparel, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

              (i) "Employment Agreements" means those certain employment agreements between each of Messrs. Schlesinger and Rothschild and the Company in effect on the Effective Date.

              (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

              (k) "Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair

Market Value of Stock as of a particular date shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

              (l) "Loan" means the proceeds from the Company borrowed by a Plan participant under Section 8 of the Plan.

              (m) "NQSO" means any Option that is designated as a nonqualified stock option.

              (n) "Option" means a right, granted to an Optionee under Section 6, to purchase shares of Stock.

              (o) "Option Agreement" means any written agreement, contract, or other instrument or document evidencing an Option granted under the Plan.

              (p) "Optionee" means a person who, as a director, employee or consultant of the Company, a Subsidiary or an Affiliate, has been granted an Option under the Plan.

              (q) "Plan" means this Lamonts Apparel, Inc. 1997 Stock Option Plan, as amended from time to time.

              (r) "Rule 16b-3" means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

              (s) "Stock" means shares of the Class A Common Stock, par value $.01 per share, of the Company.

              (t) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

              (u) "Warrant Agreement" means that certain Warrant Agreement, dated as of ______, 1998, between the Company and ______, as Warrant Agent, adopted pursuant to the Reorganization Plan.

         3.   ADMINISTRATION.

         The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan or the Reorganization Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options and make Loans; to determine the persons to whom and the time or times at which Options shall be granted and Loans shall be made; to determine number of Options to be granted and the amount of any Loan, the number of shares of Stock to which an Option may relate and the terms, conditions and performance criteria (if any) relating to any Loan; and to determine whether, to what extent, and under what circumstances an Option may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the criteria and performance objectives (if any) included in, Options and Loans in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations or accounting principles; to designate Affiliates; to construe and interpret the Plan and any Option or Loan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option Agreements and any promissory note or agreement related to any Loan (which need not be identical for each Optionee); and to make all other determinations deemed necessary or advisable for the administration of the Plan.

         The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Subsidiary, Affiliate or Optionee (or any person claiming any rights under the Plan from or through any Optionee) and any shareholder.

         No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted or Loan made hereunder.

         4.   ELIGIBILITY.

         Options and Loans may be granted to selected employees, consultants and directors (including directors who are employees of the Company) of the Company and its present or future Subsidiaries and Affiliates, in the discretion of the Committee, but subject to the requirements of the Reorganization Plan.
In determining the persons to whom Options and Loans shall be granted and the amount of any Loan (including the number of shares and exercise price to be covered by such Option), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

         5.   STOCK SUBJECT TO THE PLAN.

         One Million-Seven Hundred Eight Thousand-Seven Hundred-Twenty Nine shares of Stock shall be reserved for issuance upon exercise of Options granted under the Plan, of which (i) up to a maximum of 1,333,729 shares shall be available for issuance upon exercise of Options distributed as set forth on Exhibit A hereto and otherwise in accordance with the Employment Agreements and
(ii) 375,000 shares shall be reserved for issuance upon exercise of additional options, if, and to the extent, the Committee determines that such reservation of additional shares is in the best interest of the Company (subject to
adjustment as provided herein).   Such shares may, in whole or in part, be
authorized but unissued shares of Stock or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Option are forfeited, cancelled, exchanged or surrendered or if an Option otherwise terminates or expires without a distribution of shares to the Optionee, the shares of Stock with respect to such Option shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Options under the Plan.

         If any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Optionees under the Plan, then the Committee shall make such equitable changes or adjustments as are reasonably necessary or appropriate to any or all of (i) the number and kind of shares of Stock that may thereafter be issued in connection with Options, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Options, and (iii) the grant or exercise price relating to any Option. There shall be no change or adjustment whatsoever to any Option granted hereunder as a result of the exercise of any warrants issued pursuant to the Warrant Agreement.

         6.   SPECIFIC TERMS OF OPTIONS.

              (a) GENERAL. The term of each Option shall be for such period as may be determined by the Committee. In addition, the Committee may impose on any Option or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Notwithstanding anything to the contrary contained herein, and without any effect resulting from subsequent amendments to the Plan in accordance with Section 9(d) hereof, Options to purchase 1,333,729 shares of Stock shall be granted as set forth on Exhibit A hereto and otherwise in accordance with the terms of the Management Agreements. No single individual may be granted options hereunder to purchase more than 800,000 shares of Stock during any calendar year during the term of the plan.

              (b) EXERCISE PRICE. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; PROVIDED THAT, in no event shall the exercise price for the purchase of shares be less than par value. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Optionee, or a combination of both, in an amount having a combined value (based on the Fair Market Value of such Stock) equal to such exercise price. An Optionee may also elect to pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer under circumstances meeting the requirements of 12 C.F.R. Section 220 or any successor thereof.

              (c) TERM AND EXERCISABILITY OF OPTIONS. The date as of which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Option Agreement; PROVIDED THAT the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. Notwithstanding the foregoing, the number of protective Options set forth on Exhibit A which may be exercised by any holder shall bear the same proportion (based on the total number of protective Options granted to such holder) to the number of base Options set forth on Exhibit A that have been exercised by such holder (based on the total number of base Options granted to such holder). An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

              (d) TERMINATION OF EMPLOYMENT, ETC. An Option may not be exercised unless the Optionee is then a director of, in the employ of, or then maintains a consulting relationship with, the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Optionee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; PROVIDED THAT the Option Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option.

              (e) OTHER PROVISIONS. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

         7.   CHANGE IN CONTROL PROVISIONS.  In the event of a Change in
Control (unless otherwise determined by the Committee prior to the occurrence of such Change in Control):

              (a) any Option carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and

              (b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any other Option granted under the Plan shall lapse and such Options shall be deemed fully vested, and any performance conditions imposed with respect to Options shall be deemed to be fully achieved.

         8. LOAN PROVISIONS. Subject to the provisions of the Plan and all applicable federal and state laws, rules and regulations including, but not limited to, the requirements of Regulation G (12 C.F.R. Section 207), the Committee shall have the authority to make Loans to Optionees (on such terms and conditions as the Committee shall determine), to enable such Optionees to purchase shares issuable upon the exercise of Options. Loans shall be evidenced by a promissory note or other agreement, signed by the borrower, which shall contain provisions for repayment and such other terms and conditions as the Committee shall determine.

         9.   GENERAL PROVISIONS.

              (a) NONTRANSFERABILITY. Options shall not be transferable by an Optionee except by will or the laws of descent and distribution or, if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of an Optionee only by such Optionee or his guardian or legal representative.

              (b) NO RIGHT TO CONTINUED EMPLOYMENT, ETC. Nothing in the Plan or in any Option granted or Loan made or any Option Agreement, promissory note or other agreement entered into pursuant hereto shall confer upon any Optionee the right to continue in the employ of or to continue as a consultant of the Company, any Subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Option Agreement, promissory note or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Optionee's employment or consulting relationship.

              (c) TAXES. The Company or any Subsidiary or Affiliate is authorized to withhold from any Option granted, any payment relating to an Option under the Plan, including from a distribution of Stock, or any other payment to an

Optionee, amounts of withholding and other taxes due in connection with any transaction involving an Option, and to take such other action as the Committee may deem advisable to enable the Company and Optionees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Option. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of an Optionee's tax obligations.

              (d) AMENDMENT AND TERMINATION OF THE PLAN. The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; PROVIDED THAT, no amendment shall affect adversely any of the rights of any Optionee, without such Optionee's consent, under any Option or Loan theretofore granted under the Plan or the Reorganization Plan.

              (e) NO RIGHTS TO OPTIONS OR LOANS; NO SHAREHOLDER RIGHTS. No Optionee shall have any claim to be granted any Option or Loan under the Plan, and there is no obligation for uniformity of treatment of Optionees. Except as provided specifically herein, an Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate to him for such shares.

              (f) UNFUNDED STATUS OF OPTIONS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to an Optionee pursuant to an Option, nothing contained in the Plan or any Option shall give any such Optionee any rights that are greater than those of a general creditor of the Company.

              (g) NO FRACTIONAL SHARES. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

              (h) REGULATIONS AND OTHER APPROVALS.

                   (I) The obligation of the Company to sell or deliver Stock with respect to any Option granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

                   (II) Each Option is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Stock, no such Option shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

                   (III) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require an Optionee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Optionee is acquired for investment only and not with a view to distribution.

              (i) GOVERNING LAW. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

              (j) EFFECTIVE DATE; PLAN TERMINATION. The Plan shall take effect on the Effective Date.
per share.

                                                                                              EXHIBIT A

                                     BASE                  PROTECTIVE                 PROTECTIVE
                                    OPTIONS               OPTIONS (1)(5)             OPTIONS (2)(5)              TOTAL NEWS
         Recipient                                                                                                EMPLOYEE
                                    INITIAL                   INITIAL                    INITIAL                Stock Options
                                 EXERCISE PRICE           EXERCISE PRICE             EXERCISE PRICE
                                     $1.00                     $.01                       $.01

          Alan R.                   600,000                   146,888                     53,349                   800,237
      Schlesinger (3)


         Loren R.                   150,000                   36,722                     13,337                    200,059
      Rothschild (3)


         Debbie A.                   60,000                   14,689                      5,335                    80,024
      Brownfield (3)

      E.H. Bulen (3)                 50,000                   12,241                      4,446                    66,686

          Gary A.                    30,000                    7,344                      2,667                    40,012
      Grossblatt (3)

        Others (4)                  110,000                   26,929                      9,781                    146,710

          Totals                   1,000,000                  244,813                    88,915                   1,333,728



(1) Exercisable on the first date on which the Aggregate Equity Trading Value equals or exceeds $20 million.

(2) Exercisable on the first date on which the Aggregate Equity Trading Value equals or exceeds $25 million.

(3) Warrants and options will vest 50% on the Effective Date, 25% on the first anniversary of the Effective Date, and 25% on the second anniversary of the Effective Date.

(4) To be granted to employees (other than Messrs. Schlesinger and Rothschild)


    from time to time, in such amounts, and subject to such terms (including vesting), as management shall determine.

(5) The number of protective Options which may be exercised by any holder shall bear the same proportion (based on the total number of protective Options granted to such holder) to the number of base Options that have been exercised by such holder (based on the total number of base Options granted to such holder).

The grants of the foregoing Options shall be governed by the terms of the Employee Non-Qualified Stock Option Agreement attached hereto as Exhibit B.